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IX ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
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https://www.cstproxy.com/[•]/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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IX ACQUISITION CORP.

NOTICE OF EXTRAORDINARY GENERAL MEETING TO BE HELD ON [•], 2024

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the "**extraordinary general meeting**") of IX Acquisition Corp., a Cayman Islands exempted company ("I**XAQ**"), will be held virtually at [•], Eastern Time, on [•]. The extraordinary general meeting will be a virtual meeting conducted via live webcast at [•]. For the purposes of Cayman Islands law and the amended and restated memorandum and articles of association of IXAQ (as may be amended from time to time, the "**Cayman Constitutional Documents**"), the physical location of the extraordinary general meeting will be at the offices of Loeb & Loeb LLP at 345 Park Avenue, New York, NY 10154. You are cordially invited to attend the extraordinary general meeting, which will be held for the following purposes:

After careful consideration, the board of directors of IXAQ (the "IXAQ Board") has unanimously approved the Proposed Transaction and unanimously recommends that shareholders vote "FOR" the adoption of the Merger Agreement, and approval of the transactions contemplated thereby, including the Proposed Transaction, and "FOR" all other proposals presented to IXAQ's shareholders in this proxy statement/prospectus. When you consider the recommendation of these proposals by the IXAQ Board, you should keep in mind that IXAQ's directors and officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. Additionally, the Sponsor has the right to vote an aggregate of [•] shares, or approximately [•]% of the issued and outstanding IXAQ Ordinary Shares. Accordingly, the Sponsor will be able to approve the Business Combination Proposal, the Domestication Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the AKOM Pubco Equity Incentive Plan Proposal, and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals. See "*The Business Combination Proposal - Certain Interests of IXAQ's Directors and Officers and Others in the Business Combination*" for a further discussion of these considerations.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Stockholders

The 2024 Proxy Statement and the 2024 Annual Report to Stockholders are available at: https://www.cstproxy.com/ [•] /2024

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

Proposal No. 1 - The Business Combination Proposal - To consider and vote upon a proposal to approve and adopt, by way of ordinary resolution, the Merger Agreement, dated as of March 29, 2024 (as may be amended and/or restated from time to time, the "**Merger Agreement**"), by and among IXAQ, AKOM Merger Inc., a Nevada corporation and a wholly-owned subsidiary of IXAQ ("**Merger Sub**"), and AERKOMM Inc., a Nevada corporation ("**AERKOMM**"), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the "**Proposed Transaction**" or "**Business Combination**"). Pursuant to the Merger Agreement, Merger Sub will merger with and into AERKOMM, (the "**Merger**"), pursuant to which, at the closing of the transactions contemplated by the Merger Agreement (the "**Closing**"), the separate corporate existence of Merger Sub will cease and AERKOMM will be the surviving corporation and a wholly-owned subsidiary of IXAQ, as described in more detail in the attached proxy statement/prospectus. In connection with the Proposed Transaction, IXAQ will be renamed "AKOM Inc." ("**AKOM Pubco**"). We refer to this proposal as the "**Business Combination Proposal.**" A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A. The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as an ordinary resolution, that IXAQ entry into the Merger Agreement, dated as of March 29, 2024 (the "**Merger Agreement**"), by and among IXAQ, AKOM Merger Inc., a Nevada corporation and a wholly-owned subsidiary of IXAQ ("**Merger Sub**"), and AERKOMM Inc., a Nevada corporation ("**AERKOMM**"), (a copy of which is attached to the proxy statement/prospectus as Annex A), pursuant to which, among other things, following the Domestication of IXAQ to the State of Delaware as described below, the merger of Merger Sub with and into AERKOMM (the "**Merger**"), with AERKOMM surviving the Merger, in accordance with the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law ("**DGCL**"), as amended, to be approved, ratified and confirmed in all respects."

Proposal No. 2 - The Domestication Proposal - To consider and vote upon a proposal to approve, by way of special resolution, to de-register IXAQ from the Register of Companies in the Cayman Islands (the "**Cayman Registrar**") by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with the Cayman Constitutional Documents, Section 388 of the Delaware General Corporation Law, as amended (the "**DGCL**"), and Part XII of the Cayman Islands Companies Act (As Revised) (the "**Companies Act**") (the "**Domestication**"). The Domestication will be effected at least one business day prior to the effective time of the Merger in accordance with Section 388 of the DGCL and Part XII of the Companies Act, including the filing with the Secretary of State of the State of Delaware a certificate of domestication with respect to the Domestication, together with the proposed new certificate of incorporation of AKOM Pubco (as defined below) (the "**Proposed Charter**"). Upon the effectiveness of the Domestication, IXAQ will become a Delaware corporation and will change its corporate name to "**AKOM Inc.**" (IXAQ following the Domestication and the Business Combination, "**AKOM Pubco**") and all outstanding securities of IXAQ will convert into securities of AKOM Pubco, as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the "**Domestication Proposal**."

FOR ☐ AGAINST ☐ ABSTAIN ☐

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

"**RESOLVED**, as a special resolution, that IXAQ be de-registered from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Article 49 of the Amended and Restated Articles of Association of IXAQ (as amended), Section 388 of the Delaware General Corporation Law, as amended, and Part XII of the Cayman Islands Companies Act (As Revised) (the "**Domestication**") and conditional upon, and with effect from, the effective time of the Domestication, and the name of AKOM Pubco be changed to "**AKOM Inc.**"

Proposal No. 3 - The Stock Issuance Proposal - To consider and vote upon a proposal to approve by way of ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of AKOM Pubco Common Stock and securities convertible into shares of AKOM Pubco Common Stock to (i) the AERKOMM equityholders pursuant to the Merger Agreement, and (ii) to any other persons pursuant to subscription, purchase, or similar agreements IXAQ may enter into prior to Closing. We refer to this proposal as the "**Stock Issuance Proposal**". The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of AKOM Pubco Common Stock to AERKOMM equityholders pursuant to the Merger Agreement, and any other persons pursuant to subscription, purchase or similar agreements IXAQ may enter into prior to Closing be approved in all respects."

Proposal No. 4 - Organizational Documents Proposal - To consider and vote upon a proposal to approve by way of special resolution the Proposed Charter and the proposed new bylaws ("**Proposed Bylaws**" and, together with the Proposed Charter, the "**Proposed Organizational Documents**") of AKOM Pubco (a corporation incorporated in the State of Delaware), (the "**Organizational Documents Proposal**"). The forms of each of the Proposed Charter and the Proposed Bylaws are attached to the accompanying proxy statement/prospectus as *Annex B-1* and *Annex B-2*, respectively. The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as a special resolution, that the Cayman Constitutional Documents currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Charter and Proposed Bylaws (copies of which are attached to the proxy statement/prospectus as *Annex B-1* and *Annex B-2*, respectively), with such principal changes as described in the Advisory Organizational Documents Proposals 5A through 5F."

Proposal No. 5 - The Advisory Organizational Documents Proposals - To consider and vote upon the following six (6) separate proposals (collectively, the "Advisory Organizational Documents Proposals") to approve on an advisory non-binding basis by way of ordinary resolution the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents:

Advisory Organizational Documents Proposal 5A (Authorized Shares) - authorize the change in the authorized capital stock of IXAQ from (a) 200,000,000 IXAQ Class A Ordinary Shares, 20,000,000 IXAQ Class B Ordinary Shares and 1,000,000 preference shares, par value $0.0001 per share, of IXAQ to (b) [•] shares of AKOM Pubco Common Stock and [•] shares of preferred stock ("**Advisory Organizational Documents Proposal 5A**"). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as an ordinary resolution, on an advisory non-binding basis, that the authorized capital stock of IXAQ be changed from 200,000,000 IXAQ Class A Ordinary Shares, par value $0.0001 per share, 20,000,000 IXAQ Class B Ordinary Shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share, to [•] shares of AKOM Pubco Common Stock, par value $ [•] per share, and [•] shares of preferred stock, par value $[•] per share, as described in Advisory Organizational Documents Proposal 5A."

Advisory Organizational Documents Proposal 5B (Exclusive Forum Provision) - to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended (the "**Securities Act**") ("**Advisory Organizational Documents Proposal 5B**"). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as an ordinary resolution, on an advisory non-binding basis, that (a) Delaware be adopted as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the United States be adopted as the exclusive forum for asserting a cause under the Securities Act, as described in Advisory Organizational Documents Proposal 5B."

Advisory Organizational Documents Proposal 5C (Required Vote to Amend Charter) - to approve provisions providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of AKOM Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter ("**Advisory Organizational Documents Proposal 5C**"). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as an ordinary resolution, on an advisory non-binding basis, that the provisions providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of AKOM Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter; provided that, so long as any shares of AKOM Pubco Common Stock remain outstanding, AKOM Pubco may not, without the prior affirmative vote of the holders of a majority of the outstanding shares of AKOM Pubco Common Stock, voting as a separate class, in addition to any other vote required by applicable law or the Proposed Charter, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of the Proposed Charter in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of AKOM Pubco Common Stock so as to affect them adversely as described in Advisory Organizational Documents Proposal 5C, be approved."

Advisory Organizational Documents Proposal 5D (Removal of Directors) - to approve provisions permitting the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class ("**Advisory Organizational Documents Proposal 5D**"). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as an ordinary resolution, on an advisory non-binding basis, that the provisions permitting the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class, as described in Advisory Organizational Documents Proposal 5D, be approved."

Advisory Organizational Documents Proposal 5E (Stockholder Action by Written Consent) - to approve provisions that require or permit stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting ("**Advisory Organizational Documents Proposal 5E**"). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as an ordinary resolution, on an advisory non-binding basis, that the provisions requiring or permitting stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting, as described in Advisory Organizational Documents Proposal 5E, be approved."

Advisory Organizational Documents Proposal 5F (Additional Changes) - to approve and adopt an amendment to the Cayman Constitutional Documents to authorize certain additional changes, including, among other things, (a) making AKOM Pubco's corporate existence perpetual, and (b) removing certain provisions related to IXAQ's status as a blank check company that will no longer be applicable upon Closing, all of which the IXAQ Board believes is necessary to adequately address the needs of AKOM Pubco after the Business Combination ("**Advisory Organizational Documents Proposal 5F**"). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as an ordinary resolution, on an advisory non-binding basis, that certain additional changes, including, among other things, (i) making AKOM Pubco's corporate existence perpetual and (ii) removing certain provisions related to IXAQ's status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the IXAQ Board believes is necessary to adequately address the needs of AKOM Pubco after the Business Combination, as described in Advisory Organizational Documents Proposal 5F, be approved."

Proposal No. 6 - The AKOM Pubco Equity Incentive Plan Proposal - To consider and vote upon a proposal to approve by ordinary resolution the AKOM Pubco Equity Incentive Plan (the "**AKOM Pubco Equity Incentive Plan Proposal**"). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as an ordinary resolution, that the AKOM Public Equity Incentive Plan (a copy of which is attached to this proxy statement/prospectus as Annex C) and any form award agreements thereunder, be approved and adopted in all respects."

Proposal No. 7 - The Adjournment Proposal - To consider and vote upon a proposal to approve by way of ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the "**Adjournment Proposal**"). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

FOR ☐ AGAINST ☐ ABSTAIN ☐

"**RESOLVED**, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting be approved."

Each of Proposal Nos.1,2,3, 4 and 6 is cross-conditioned on the approval of each other (the "**Condition Precedent Proposals**"). The Advisory Organizational Documents Proposal and the Adjournment Proposal are not cross-conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.

Only holders of record of IXAQ Ordinary Shares (as defined below) at the close of business on [•] (the "**Record Date**") are entitled to notice of and to vote at and to have their votes counted at the extraordinary general meeting and any adjournment of the extraordinary general meeting.

This proxy statement/prospectus and accompanying proxy card is being provided to IXAQ's shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournment of the extraordinary general meeting. **Whether or not you plan to attend the extraordinary general meeting, all of IXAQ's shareholders are urged to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described under the heading "*Risk Factors*" beginning on page [•] of this proxy statement/prospectus.**

CONTROL NUMBER

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Signature________________ **Signature, if held jointly**________________ **Date**________, **2024**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.